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                                                                 EXHIBIT 10.3.7

                          NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of September 16, 1997, by and between SKY-TRACKER OF AMERICA, INC.,28007 Front Street, Temecula, California 92590, a California corporation (the "Seller"), MARLOWE A. PICHEL, a California resident ("Pichel"), and BALLANTYNE OF OMAHA, INC., 4350 McKinley Street, Omaha, Nebraska 68112, a Delaware corporation (the "Buyer").

     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement dated as of the 8th day of September, 1997 (the "Asset Purchase Agreement") wherein Seller has agreed to sell, and Buyer has agreed to buy, all of the operating assets of Seller pertaining only to certain product lines of search lights and illumination equipment manufactured and sold by Seller; and

     WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to enter into a Consulting Agreement with Pichel for a three (3) year period following the closing of the transactions contemplated in the Asset Purchase Agreement; and

     WHEREAS, it is specifically provided that as an integral part of said transaction, an agreement not to compete would be set forth in a separate agreement between the parties, and that this Agreement is in fulfillment of the same.

     NOW, THEREFORE, for the consideration mentioned in the Asset Purchase Agreement, and in consideration of the purchase by Buyer of certain of the operating assets of Seller, which is in the business of the design, manufacture, marketing, distribution, and sale of search lights and illumination equipment, and in consideration of the Consulting Agreement between Pichel and Buyer, and in consideration of Sixty Thousand Dollars ($60,000) to be paid to Pichel as hereinafter provided, the parties agree as follows, to wit:

     1. Seller and Pichel jointly and severally agree that for a period of time beginning on September 16, 1997, and ending on a date which is three
(3) years after the date of the termination of Pichel's Consulting Agreement with the Buyer, or any extension thereof, or on September 16, 2002, whichever date shall be later, Seller and Pichel, or either of them, shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or assist any other person, firm, or corporation as an employee or otherwise, in the ownership, management, operation or control, financial or otherwise, of any business or organization anywhere in the world which, directly or indirectly, competes with the lighting business of the Buyer or its affiliated or subsidiary companies; and Seller and Pichel, or either of them, shall not, directly or indirectly, by themselves or through others, make, manufacture, assemble, sell, distribute or otherwise deal in lighting products similar to those manufactured, assembled, sold or distributed by Buyer. Pichel hereby agrees that he shall not, as a director, an officer, and a stockholder of Seller, take any action which would cause the Seller to be in violation of any provision of this Agreement.


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     2.  Seller specifically acknowledges that the market for its lighting business is global and that the restrictions on competition herein contained are fair and reasonable.

     3. Seller and Pichel specifically acknowledge that a breach by them or either of them of this Agreement would cause Buyer irreparable harm which could not be adequately compensated by monetary damages, and therefore, Seller and Pichel expressly agree that Buyer shall be entitled to injunctive or other equitable relief from any court having jurisdiction of the parties to prevent a breach of this Agreement, and that said injunctive or other equitable relief shall be in addition to any and all other remedies which may be available to Buyer.

     4. As consideration for this Non-competition Agreement, Buyer agrees to pay to Seller and Pichel the total sum of Sixty Thousand Dollars ($60,000), payable in three (3) annual installmants of Twenty Thousand Dollars ($20,000) each, the first such installment being paid simultaneously with the execution hereof, and such installments continuing on the same date each year until said total sum shall be paid in full.

     5. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law).

     6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns, and no other person shall have any right, benefit or obligation hereunder, as a third-party beneficiary or otherwise.

     7. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


SKY-TRACKER OF AMERICA, INC.           MARLOWE A. PICHEL
"Seller"                               "Pichel"

By /s/ Marlowe A. Pichel               /s/ Marlowe A. Pichel
----------------------------------     ---------------------------------------
 Marlowe A. Pichel, Its President               Marlowe A. Pichel


                                        BALANTYNE OF OMAHA, INC.
                                        "Buyer"

                                        By /s/ Ronald H. Echtenkamp
                                        --------------------------------------
                                         Ronald H. Echtenkamp, Vice Chairman


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